SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
October 26, 2001

PACIFIC CART SERVICES LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25515 (Commission File No.)	N/A (IRS Employer Identification Number)

2501 Lansdowne Avenue
Saskatoon, Saskatchewan, Canada S7J 1H3
 (Address of principal executive offices and Zip Code)

(306) 343-5799
 (Registrant's telephone number, including area code)

ITEM 1. CHANGE IN CONTROL OF THE REGISTRANT

On August 13, 2001 the Company acquired and canceled 5,700,000 shares of common stock which were registered in the name of James Oste. After the cancellation of the foregoing shares, there were outstanding, 11,178,000 shares of the Company's common stock. The following individuals owned more than 5% of the total outstanding shares of the Company:

Name and Address	Number of Shares	Percentage of Outstanding Shares
Rob Kinloch 2501 Landsdowne Avenue Saskatoon, Saskatchewan Canada S7J 1H3	4,500,000	40.26%
Rod Mancini Box 118 Group 336 RR 3 Winnipeg, Manitoba Canada R3C 2E7	1,510,000	13.51%

ITEM 5. OTHER MATTERS

On July 5, 2001, James Oste and David G. Glass resigned as officers and directors of the Company. The foregoing individuals did not have any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CART SERVICES LTD.

BY: /s/ Rob Kinloch
Rob Kinloch, President

DATED: October 26, 2001